               THE UNION CORPORATION AND SUBSIDIARIES                   Item 6

                    Computation of Primary and Fully                Exhibit 11
                 Diluted Earnings Per Share (Unaudited)

           (Dollars in thousands, except per share amounts)

                                                     Six Months Ended December 31,
                                     -------------------------------------------------------------
                                                1996                            1995
                                     -----------------------------  ------------------------------

                                     Number     Income              Number     Income
                                     of         Net of   Per Share  of         Net of    Per Share
                                     Shares     Taxes    Amount     Shares     Taxes      Amount
                                     ---------  -------  ---------  ---------  -------   ---------
Primary Earnings:
----------------
Average common shares (based
 on weighted average number
 of shares outstanding)              5,705,841                      5,580,617

Common stock equivalents
 (stock options)                       198,988                        154,112
                                     ---------                      ---------

Income from continuing
 operations                          5,904,829   $2,998       $.51  5,734,729  $ 2,175        $ .38
                                     =========                      =========

Discontinued operations loss
 provision (net of tax)                      -        -          -  5,734,729   (2,065)        (.36)
                                     =========  -------  ---------  =========  -------   ----------

Net income                           5,904,829   $2,998       $.51  5,734,729  $   110        $ .02
                                     =========  =======  =========  =========  =======      =======




Fully Diluted Earnings:
----------------------
Average common shares (based
  on weighted average number
  of shares outstanding)             5,705,841                      5,580,617

Common stock equivalents
  (stock options)                      206,334                        208,988
                                     ---------                      ---------

Income from continuing
 operations                          5,912,175   $2,998       $.51  5,789,605  $ 2,175        $ .38
                                     =========                      =========

Discontinued operations loss
 provision (net of tax)                      -        -          -  5,789,605   (2,065)        (.36)
                                     =========  -------  ---------  =========  -------   ----------

Net income                           5,912,175   $2,998       $.51  5,789,605  $   110        $ .02
                                     =========  =======  =========  =========  =======   ==========

                    THE UNION CORPORATION AND SUBSIDIARIES                Item 6

                      Computation of Primary and Fully                Exhibit 11
                    Diluted Earnings Per Share (Unaudited)

               (Dollars in thousands, except per share amounts)

                                                     Three Months Ended December 31,
                                    -------------------------------------------------------------
                                                1996                           1995
                                    -----------------------------  ------------------------------

                                    Number     Income              Number     Income
                                    of         Net of   Per Share  of         Net of    Per Share
                                    Shares     Taxes    Amount     Shares     Taxes     Amount
                                    ---------  -------  ---------  ---------  -------   ---------
Primary Earnings:
----------------
Average common shares (based
 on weighted average number
 of shares outstanding)             5,728,183                      5,580,617

Common stock equivalents
 (stock options)                      172,003                        167,176
                                    ---------                      ---------

Income from continuing
 operations                         5,900,186   $1,441       $.24  5,747,793  $ 1,098        $ .19
                                    =========                      =========

Discontinued operations loss
 provision (net of tax)                     -        -          -  5,747,793   (2,065)        (.36)
                                    =========  -------  ---------  =========  -------   ----------

Net income (loss)                   5,900,186   $1,441       $.24  5,747,793  $  (967)       $(.17)
                                    =========  =======  =========  =========  =======   ==========




Fully Diluted Earnings:
----------------------
Average common shares (based
  on weighted average number
  of shares outstanding)            5,728,183                      5,580,617

Common stock equivalents
  (stock options)                     181,223                        212,642
                                    ---------                      ---------

Income from continuing
 operations                         5,909,406   $1,441       $.24  5,793,259  $ 1,098        $ .19
                                    =========                      =========

Discontinued operations loss
 provision (net of tax)                     -        -          -  5,793,259   (2,065)        (.36)
                                    =========  -------  ---------  =========  -------   ----------

Net income (loss)                   5,909,406   $1,441       $.24  5,793,259  $  (967)       $(.17)
                                    =========  =======  =========  =========  =======   ==========